SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 October 2, 2000
                Date of Report (Date of earliest event reported)
                           HEARTLAND BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

Indiana                     333-32245                 35-2017085
(State or other             (Commission File Number)  (IRS Employer
jurisdiction of                                       Identification Number)
incorporation)


420 North Morton Street                                    46131
Franklin, Indiana                                          (Zip Code)
(Address of principal
executive offices)



        Registrant's telephone number, including area code (317) 738-3915




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Item 5.       Other Events

September 19, 2000, Heartland Bancshares, Inc. announced that its Board of Directors has declared a 5% stock dividend (one for 20), payable on or before October 20, 2000 to shareholders of record on October 6, 2000.

On the date the dividend is paid, $63,250 of the retained earnings will be transferred to the Company's common stock account and $474,375 of the retained earnings will be transferred to the Company's additional paid-in capital account.

Any fractional share interest created as a result of the dividend shall be settled by making a cash payment to the person entitled thereto based on the average of the bid and the asked prices for the Corporation's common shares at the close of trading on the last trading day prior to the date of distribution of the stock dividend, and no fractional shares or scrip shall be issued as a result of the stock dividend.


Item 7.       Financial Statements and Exhibits

      (a)   Financial statements of businesses acquired

            Not applicable

      (b)   Pro forma financial information

            Not applicable

      (c)   Exhibits

            Not applicable

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HEARTLAND BANCSHARES, INC.


Date:  10/02/00                          /s/ Steve Bechman
     ------------                       -----------------
                                        Steve Bechman
                                        President and
                                        Chief Executive Officer







Date:  10/02/00                          /s/ Jeffery D. Joyce
      ------------                      --------------------
                                        Jeffery D. Joyce
                                        Chief Financial Officer